Exhibit 10.2
STOCK OPTION AGREEMENT
     AGREEMENT, made as of September 11, 2006, by and between Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), and _________ (the “Employee”).
     WHEREAS, on August 1, 2006 the Company’s Board of Directors authorized the grant to the Employee of an option to purchase an aggregate of _________ shares of the authorized but unissued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), conditioned upon the closing of the purchase by Ladenburg Thalmann & Co. Inc. of certain of the assets of BroadWall Capital LLC (“Asset Purchase”) and upon the Employee’s acceptance hereof upon the terms and conditions set forth in this Agreement; and
     WHEREAS, the Asset Purchase has closed on the date hereof and Employee desires to acquire the option on the terms and conditions set forth in this Agreement.
     IT IS AGREED:
     1. Grant of Stock Option. The Company hereby grants to the Employee the right and option (“Option”) to purchase all or any part of an aggregate of _________ shares of Common Stock (“Option Shares”) on the terms and conditions set forth herein.
     2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).
     3. Exercise Price. The exercise price (“Exercise Price”) of the Option shall be $1.05 per share, subject to adjustment as provided herein.
     4. Exercisability. This Option shall become exercisable, subject to the terms and conditions of this Agreement, as follows: (i) the right to purchase _________ of the Option Shares shall be exercisable on and after September 11, 2006, (ii) the right to purchase an additional _________ of the Option Shares shall be exercisable on and after September 11, 2007, (iii) the right to purchase an additional _________ of the Option Shares shall be exercisable on and after September 11, 2008, (iv) the right to purchase an additional _________ of the Option Shares shall be exercisable on and after September 11, 2009, and (v) the right to purchase the remaining _________ of the Option Shares shall be exercisable on and after September 11, 2010. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on September 11, 2016 (the “Exercise Period”).
     5. Effect of Termination of Employment.
          5.1 Termination Due to Death. If Employee’s employment by the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Employee under the will of the Employee, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately expire.
          5.2 Termination Due to Disability. If Employee’s employment by the Company terminates by reason of disability, the portion of the Option, if any, that was exercisable as of the date of disability may thereafter be exercised by the Employee or legal representative for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of termination shall immediately expire.
          5.3 Termination by the Company Without Cause. If Employee’s employment is terminated by the Company without cause, then the portion of the Option which has vested by the date of termination of employment may be exercised for a period of 30 days from termination of employment or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option, if any, not yet exercisable on the date of termination of employment shall immediately expire.
          5.4 Other Termination.
               5.4.1 If Employee’s employment is terminated for any reason other than (i) death, (ii) disability or (iii) without cause by the Company, the Option, whether or not then exercisable, shall expire on the date of termination of employment.
               5.4.2 In the event the Employee’s employment is terminated for cause, the Company may require the Employee to return to the Company the economic benefit of any Option Shares purchased hereunder by the Employee within the six month period prior to the date of termination. In such event, the Employee hereby agrees to remit to the Company, in cash, an amount equal to the difference between the “Fair Market Value” (on the date of termination) of the Option Shares so purchased by Employee (or the sales price of such Option Shares if the Option Shares were sold during such six month period) and the Exercise Price. “Fair Market Value” means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be: (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Compensation Committee (“Committee”) of the Company’s Board of Directors shall determine, in good faith.
     6. Withholding Tax. Not later than the date as of which an amount first must be included in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall pay to the Company (or other entity identified by the Company), or make arrangements satisfactory to the Company (or other entity identified by the Company) regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount (“Withholding Tax”). With the prior approval of the Company, in its sole discretion, withholding obligations may be settled with Common Stock, including Common Stock underlying the subject option, provided that any applicable requirements under Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”) are satisfied so as to avoid liability thereunder. The obligations of the Company pursuant to this Agreement shall be conditioned upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Employee from the Company.
     7. Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the Board of Directors shall make appropriate adjustments in the terms of this Option to preserve the economic interest of the grant. Any such adjustments will be made by the Board of Directors, whose determination will be final, binding and conclusive.

          8. Method of Exercise.
          8.1 Notice to the Company. The Option may be exercised in whole or in part by written notice in the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.
          8.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.
          8.3 Payment of Purchase Price.
               8.3.1 Cash Payment. The Employee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. The Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.
               8.3.2 Payment through Bank or Broker. The Company, in its sole discretion, may permit the Employee to make arrangements satisfactory to the Company with a bank or a broker who is member of the National Association of Securities Dealers, Inc. to either (a) sell on the exercise date a sufficient number of the Option Shares being purchased so that the net proceeds of the sale transaction will at least equal the Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of the Withholding Tax and pursuant to which the bank or broker undertakes irrevocably to deliver the full Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of the Withholding Tax to the Company on a date satisfactory to the Company, but no later than the date on which the sale transaction would settle in the ordinary course of business or (b) obtain a “margin commitment” from the bank or broker pursuant to which the bank or broker undertakes irrevocably to deliver the full Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of the Withholding Tax to the Company, immediately upon receipt of the Option Shares.
               8.3.3 Stock Payment. The Company, in its sole discretion, may allow Employee to use Common Stock of the Company owned by him to make any required payments by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value (as defined above).
               8.3.4 Payment of Withholding Tax. Any required Withholding Tax may be paid in cash or with Common Stock in accordance with Sections 8.3.1 and 8.3.2, respectively, and Section 6.
               8.3.5 Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Exchange Act; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.
     9. Security Interest in Option Shares Collateralizing Obligations Owed to the Company. Notwithstanding anything in this Agreement to the contrary, the Employee hereby grants the Company a security interest in the Option Shares as follows: in the event that the Employee owes the Company any sum including without limitation amounts owed pursuant to a loan made by the Company to the Employee (“Amount Due”), the Company shall have a security interest in the Option Shares. The Employee hereby agrees to execute, promptly upon request by the Company, such instruments and to take such action as may be useful for the Company to perfect and/or exercise such security interest, and hereby irrevocably grants the Company the right to retain, in full or partial payment of the Amount Due, up to the following number of Option Shares upon any whole or partial exercise of the Option: a fraction, the numerator of which is the Amount Due, and the denominator of which is the Fair Market Value (as defined above) of the Company’s Common Stock as of the date of such exercise; provided that the fraction set forth in the preceding clause shall be rounded up to the nearest whole number. The security interest set forth herein shall be cumulative to all, and not in lieu of any, other remedies to available to the Company with respect to any Amount Due.
     10. Nonassignability. The Option shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, except by will or by the laws of descent and distribution in the event of the death of the Employee. Notwithstanding the foregoing, the Employee, with the approval of the Committee, may transfer the Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Employee’s Immediate Family (as defined below), or (ii) to an entity in which the Employee and/or members of the Employee’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, provided that such transfer is being made for estate, tax and/or personal planning purposes and will not have adverse tax consequences to the Company and subject to such limits as the Committee may establish and the execution of such documents as the Committee may require. In such event, the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Employee) control the management of the assets.
     11. Company Representations. The Company hereby represents and warrants to the Employee that:
     (1) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and
     (2) the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.
     12. Employee Representations. The Employee hereby represents and warrants to the Company that:
     (1) he or she is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;
     (2) he or she has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its shareholders;
     (3) he or she understands that he or she is subject to the Company’s Insider Trading Policy and has received a copy of such policy as of the date of this Agreement;
     (4) he or she understands that he or she must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder;
     (5) in his or her position with the Company, he or she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (2) above;
     (6) he or she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and
     (7) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:
“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”
“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of September 11, 2006, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”
     13. Restriction on Transfer of Option Shares.
          13.1 Anything in this Agreement to the contrary notwithstanding, Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.
          13.2 Anything in this Agreement to the contrary notwithstanding, Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him except in accordance with Company’s Insider Trading Policy regarding the sale and disposition of securities owned by employees and/or directors of the Company.
     14. Miscellaneous.
          14.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
          14.2 Employee and Shareholder Rights. The Employee shall not have any of the rights of a shareholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Employee any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Employee in accordance with the provisions regarding such termination set forth in Employee’s written employment agreement with the Company, or if there exists no such agreement, to terminate Employee at will.
          14.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
          14.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes any and all prior agreements with respect to the Option. This Agreement may not be amended except by writing executed by the Employee and the Company.
          14.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

          14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).
          14.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written:

Ladenburg Thalmann Financial Services Inc.	Address:	153 East 53rd Street New York, NY 10022

By:
Diane Chillemi, Vice President and Chief Financial Officer

Employee:	Address: __________________

__________________

__________________
__________________________

EXHIBIT A
FORM OF NOTICE OF EXERCISE OF OPTION
____________________________
DATE
Ladenburg Thalmann Financial Services Inc.
153 East 53rd Street
New York, New York 10022
Attention: Board of Directors
Re: Purchase of Option Shares
Gentlemen:
     In accordance with my Stock Option Agreement (“Option Agreement”) dated as of September 11, 2006 with Ladenburg Thalmann Financial Services Inc. (the “Company”), I hereby irrevocably elect to exercise the right to purchase ____________ shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), which are being purchased for investment and not resale.
     As payment for my shares, enclosed is (check and complete applicable box[es]):
a [personal check] [certified check] [bank check] payable to the order of the Company in the sum of $____________;
confirmation of wire transfer in the amount of $____________;
with the consent of the Company, a certificate for ____________ shares of the Company’s Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Option Agreement) of $____________; and/or with the consent of the Company, through broker payment as provided in Section 8.3.2 (see broker letter attached).
     I hereby represent and warrant to, and agree with, the Company that:
     (i) I am acquiring the Option and shall acquire the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;
     (ii) I have received a copy of the documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its shareholders;
     (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder;

     (iv) I understand I am subject to the Company’s Insider Trading Policy and have received a copy of such policy as of the date of this Agreement;
     (v) I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company’s policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;
     (vi) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;
     (vii) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and
     (viii) My rights with respect to the Option Shares, in all respects, be subject to the terms and conditions of this Agreement; and
     (ix) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:
“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”
“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of September 11, 2006, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”
Kindly forward to me my certificate at your earliest convenience.
Very truly yours,

(Signature)	(Address)

(Print Name)

(Social Security Number)